Exhibit 16.1

May 19, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 19, 2020 of alpha-En Corporation and are in agreement with the statements contained therein as it regards our firm.

Sincerely,

/s/ EisnerAmper LLP

EisnerAmper LLP